SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                               OF AIM FUNDS GROUP

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Funds Group (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1.   AIM Funds Group is now named AIM Funds Group (Invesco Funds Group).

     2. All references to AIM Funds Group in the Bylaws are hereby deleted and replaced with AIM Funds Group (Invesco Funds Group).